UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

NARA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard

Suite 1000

Los Angeles, CA 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 639-1700

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2010, Nara Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Center Financial Corporation, a California corporation (“Center Financial”), pursuant to which, among other things, Center Financial will be merged (the “Merger”) with and into the Company.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both the Company and Center Financial, upon the completion of the Merger each issued and outstanding share of Center Financial’s common stock will be converted into 0.7804 shares of the Company’s common stock (the “Exchange Ratio”), with cash to be paid in lieu of the issuance of fractional shares of the Company’s common stock.

Each issued and outstanding share of Center Financial’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Center Financial Series A Preferred Stock”) held by the U.S. Department of the Treasury will be exchanged for one fully paid and nonassessable share of the Company’s preferred stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B with substantially the same rights, powers and preferences as the Center Financial Series A Preferred Stock. The warrant issued to the U.S. Department of the Treasury in connection with the issuance of the Center Financial Series A Preferred Stock will be converted automatically into a warrant to purchase the Company’s common stock, subject to appropriate adjustments.

The Merger Agreement contains customary representations, warranties and covenants of the Company and Center Financial, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of each of the Company and Center Financial has adopted a resolution recommending the approval and adoption of the Merger Agreement by its stockholders, and each party has agreed to hold a stockholder meeting to put these matters before their stockholders for their consideration. Each party has also agreed not to (i) initiate, solicit, encourage or knowingly facilitate any proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide any confidential information in connection with any proposals for alternative business combination transactions, with certain exceptions.

The consummation of the Merger is subject to various conditions, including, among others, (i) receipt of requisite approvals of the stockholders of the Company and Center Financial, (ii) receipt of all required regulatory approvals and required consents or approvals from any governmental entity or other third party, (iii) absence of any law or order prohibiting the closing, (iv) absence of any governmental action, law, regulation, rule or order that would have a material adverse effect on the combined company after the Merger, (v) accuracy of the representations and warranties of the other party, (vi) material compliance by the other party with its obligations under the Merger Agreement and (vii) exercise of dissenters’ rights under California law by less than 6% of Center Financial’s stockholders.

Under the Merger Agreement, upon completion of the Merger, Mr. Ki Suh Park will serve as Chairman of the Board of Directors, Mr. Chang Hwi Kim will serve as Vice Chairman of the Board of Directors, and Mr. Alvin D. Kang will serve as Chief Executive Officer of the Company.

The Merger Agreement requires that the Company and Center Financial submit the Merger Agreement to their respective stockholders for approval and adoption and that the board of directors of each company recommend that the stockholders vote to approve and adopt it. The Merger Agreement further provides that in the event the board of directors of the Company or Center Financial changes its recommendation, the Company or Center Financial, as applicable, must nonetheless submit the Merger Agreement to its stockholders for a vote and must also pay the other party a termination fee of $10,000,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties of the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 8.01	Other Events.

On December 9, 2010, the Company and Center Financial issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 9, 2010, between Nara Bancorp, Inc. and Center Financial Corporation

Exhibit 99.1	Joint Press Release, issued by Nara Bancorp, Inc. and Center Financial Corporation on December 9, 2010

Additional Information and Where To Find It

In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of Center Financial and the Company, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and Center Financial, are available free of charge at the SEC’s Internet site (www.sec.gov). These documents are also available free of charge from the Company at www.Nara Bancorpbank.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Center Financial at www.Center Financialbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants In Solicitation

The Company, Center Financial and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information concerning the Company’s participants is set forth in the proxy statement, dated May 24, 2010, for the Company’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Center Financial’s participants is set forth in the proxy statement, dated April 30, 2010, for Center Financial’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company and Center Financial in the solicitation of proxies in respect of the Merger will be included in the Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus to be filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains statements regarding the proposed transaction between the Company and Center Financial, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of the Company and Center Financial. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of the Company and Center Financial and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the Merger Agreement; and economic, competitive, governmental and technological factors affecting the Company and Center Financial. For a more complete list and description of such risks and uncertainties, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and Center Financial’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, as well as other filings made by the Company and Center Financial with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company and Center Financial disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NARA BANCORP, INC.

By:	/s/ Alvin D. Kang
President, Chief Executive Officer and
Acting Chief Financial Officer

Date: December 10, 2010

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